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Exhibit 11.                          Pennsylvania Commerce Bancorp, Inc.
                                        Computation of Net Income Per Share
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                               For the Quarter Ended March 31, 2002
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                                                        Income           Shares        Per Share
                                                                                         Amount
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
Basic Earnings Per Share:
Net income                                               $1,290,000
Preferred stock dividends                                   (20,000)
                                                           --------
Income available to common stockholders                   1,270,000         1,890,959        $0.67
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Effect of Dilutive Securities:
Stock Options                                                                 228,784
                                                                              -------
Diluted Earnings Per Share:
Income available to common stockholders plus
assumed conversions                                      $1,270,000         2,119,743        $0.60
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                               For the Quarter Ended March 31, 2001
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                                                        Income           Shares        Per Share
                                                                                         Amount
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Basic Earnings Per Share:
Net income                                                 $923,000
Preferred stock dividends                                   (20,000)
                                                           --------
Income available to common stockholders                     903,000         1,844,182        $0.49
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Effect of Dilutive Securities:
Stock Options                                                                 187,722
                                                                              -------
Diluted Earnings Per Share:
Income available to common stockholders plus
assumed conversions                                        $903,000         2,031,904        $0.45
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